UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 14, 2007

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events — Clarifying Information

On February 7, 2008 Ebix, Inc. (the “Company”), in response to several questions it has recently received in regards to the current report on Form 8-K filed January 18, 2008 concerning a change in the Company’s certifying accountants, determined the need to provide additional clarifying and pertinent information concerning this event.

The change in the Company’s independent registered public accounting firm was not a result of a decision reached by the audit committee of the Company’s board of directors but rather strictly necessitated by virtue of the acquisition of Miller Ray Houser & Stewart LLP (“MRHS”) by Habif, Arogeti & Wynne, LLP (“HA&W”).  The engagement partner that HA&W assigned to the Ebix audit is the same individual that MRHS had assigned to the audit of the Company’s consolidated financial statements.

The Company considers this change in its certifying accountants as a positive event in that HA&W is the largest independent public accounting firm in Georgia and is thereby able to provide access to a broad set of requisite professional resources appropriate for both the audit of the Company’s consolidated financial statements and for consultation with the Company.

Through the date of this Form 8-K, there has been no disagreements between the Company and MRHS or HA&W on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/	Robert Kerris
	Name:		Robert Kerris
	Title:		Chief Financial Officer
and Corporate Secretary

Dated: February 7, 2008